Exhibit 10(v)

FORM OF STOCK OPTION AGREEMENT

THIS AGREEMENT, made as of ________________, 201__, by and between SAGA COMMUNICATIONS, INC., a Delaware corporation (the “Corporation”), and ______________________________ (the “Optionee”).

W I T N E S S E T H

WHEREAS, the Optionee [is now employed as ______________ by] [serves as a director who is not an Employee of] the Corporation or a subsidiary of the Corporation and the Corporation desires to have the Optionee remain in such [employment] [service] and to afford Optionee the opportunity to acquire, or enlarge, Optionee’s stock ownership in the Corporation so that the Optionee may have a direct proprietary interest in the Corporation’s success.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Grant of Non-Qualified Stock Option

Subject to the terms and conditions set forth herein and in the Second Amended and Restated Saga Communications, Inc. 2005 Incentive Compensation Plan, as amended from time to time (the “Plan”), the Corporation hereby grants to the Optionee a Non-Qualified Stock Option (the “Option”) entitling the Optionee, during the period set forth in Article 3 of this Agreement, to purchase from the Corporation up to, but not exceeding in the aggregate, _____ shares of the Corporation’s Class __ Common Stock, (“Class ___ Common Stock”), at a price per share of $_____, subject to adjustment as provided in Article 10 below. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2. Vesting and Exercise of Option

Subject to the terms and conditions set forth herein, the Option shall be vested and exercisable according to the following schedule, provided, however, that Optionee is [an Employee] [a director who is not an Employee] on the applicable date of vesting:

Anniversaries of Date of Grant	Portion of Option Which Vests and Becomes Exercisable
___________ 1, 201__	33 1/3%
___________ 1, 201__	33 1/3%
___________ 1, 201____	33 1/3%

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With respect to any fractional shares resulting from the application of the 33 1/3% times the total amount of the shares subject to the Option, such fractional shares shall cumulate and be available to be exercised on the vesting of the last vesting date. If this is not possible, Employee will receive the cash value of any fractional shares which have vested on the last vesting date whose proportional exercise price has been paid. If Optionee is not [an Employee] [a director who is not an Employee] on the vesting date, the Option and the underlying shares of Class ___ Common Stock shall be forfeited.

Notwithstanding the foregoing schedule, all Options shall become fully vested and exercisable in full upon the occurrence of a Change in Control or if the Committee determines that a Change in Control has occurred, if Optionee is [an Employee] [a director who is not an Employee] upon the occurrence or deemed occurrence of such Change in Control. To the extent practicable, such acceleration of vesting and exercisability shall occur in a manner and at a time which allows the Optionee the ability to participate in the Change in Control with respect to the shares of Class __ Common Stock to be received by Optionee. Notwithstanding the foregoing, in the event of a Change in Control, the Committee may, in its discretion, cancel the Option and pay to the Optionee the value of the Option (the difference between the price per share of Class __ Common Stock received or to be received by Class A and Class B stockholders and the Option exercise price). In the event, however, that at the time of a Change in Control the exercise price of the Option equals or exceeds the price paid for a share of Class A Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration therefor.

3. Option Period

The vested and exercisable portion of the Option, as determined in accordance with Article 2 of this Agreement, may be exercised for a period of ten (10) years from the date hereof; provided, however, that if the Optionee is terminated: (1) for Cause, any unexercised portion of the Option (whether then exercisable or not) shall, as of the time of the Cause determination, immediately terminate, (2) due to death or Disability, then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable by the Optionee (or as otherwise permitted under Section 7 hereof) only until the earlier of the one year anniversary of such termination or ten (10) years from the date hereof; (3) for any other reason (“Other Reason”), then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable only until the earlier of the three month anniversary of such termination or ten (10) years from the date hereof (except as provided in the next sentence). If, on or after the date that the Option first becomes exercisable, Optionee’s status as an [Employee] [a director who is not an Employee] is terminated due to any Other Reason within 6 months following a Change in Control, then the Option shall be exercisable until ten (10) years from the date hereof.

4. Method of Exercising Options

During the period when the Option may by its terms be exercised, the Optionee may from time to time exercise the Option in whole or in part by delivering to the Corporation: (i) a written notice duly signed by the Optionee, stating the number of shares that the Optionee has elected to purchase at that time from the Corporation, and (ii) by payment utilizing any of the methods described in Section 2.3 of the Plan. Optionee may satisfy applicable withholding for income and employment taxes using any of the methods set forth in Section 2.3 of the Plan as provided in Section 7.7 of the Plan.

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5. Issuance of Shares

As promptly as practical after receipt of such written notification and consideration, the Corporation shall issue or transfer to the Optionee the number of shares with respect to which the Option has been so exercised and shall cause such shares to be issued in the name of the Optionee in book-entry form with the Company’s registrar and transfer agent or deliver to the Optionee a certificate or certificates in the Optionee’s name.

6. Definitions

(a) The term “subsidiary” as used in this Agreement shall mean any subsidiary of the Corporation as defined in Section 424(f) of the Code.

(b) The term “parent” as used in this Agreement shall mean any parent of the Corporation as defined in Section 424(e) of the Code.

(c) Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Option may be transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or ERISA, the word “Optionee” shall be deemed to include such person or persons.

7. Non-Transferability

The Option is not transferable by the Optionee except by will or the laws of descent and distribution or pursuant to an applicable domestic relations order and is exercisable during the Optionee’s lifetime only by Optionee. No assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution or pursuant to an applicable domestic relations order, provided that the Corporation is furnished with written notice of the transfer by will or the laws of descent and distribution or pursuant to an applicable domestic relations order and a copy of the will, order and/or such other evidence as the Committee authorized to administer the Plan may deem necessary to establish to its satisfaction the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option shall terminate and become of no further effect.

8. Compliance With Law and Regulations

This Option and the obligation of the Corporation to sell and deliver shares hereunder, shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to cause its registrar and transfer agent to issue book-entry shares in the name of Optionee or issue or deliver any certificates for shares of stock prior to (a) the listing of such shares on any stock exchange in which the stock may then be listed and (b) the completion of any registration or qualification of such shares under any Federal or State law, or any rule or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, this Option may not be exercised if its exercise, or the receipt of shares of stock pursuant thereto, would be contrary to applicable law.

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9. Section 83(b) Election

The Optionee may make an election under Code Section 83(b) (a "Section 83(b) Election") with respect to the Option. Any such election must be made within thirty (30) days after the Grant Date. If the Optionee elects to make a Section 83(b) Election, the Optionee shall provide the Company with a copy of an executed version and satisfactory evidence of the timely filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Optionee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.

10. Notice

Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address is so designated, all notices or communications by the Optionee to the Corporation shall be mailed or delivered to the Corporation at its office at 73 Kercheval Avenue, Grosse Pointe Farms, MI 48236, Attention: Chief Financial Officer, and all notices or communications by the Corporation to the Optionee may be given to the Optionee personally or may be mailed to Optionee at the address shown below his or her signature to this Agreement.

11. Adjustments

The provisions of Article VI of the Plan are incorporated herein.

12. No Rights as Stockholder

Optionee shall have no rights as a stockholder with respect to any shares of stock subject to this Option prior to the date shares are issued to Optionee in book entry form with the Company’s registrar and transfer agent or the issuance to Optionee of a certificate or certificates for such shares.

13. No Right to Continued Employment

This Option shall not confer upon Optionee any right with respect to continuance of [employment] [service as a director who is not an Employee] by the Corporation or any subsidiary or parent, nor shall it interfere in any way with the [right of the Optionee’s employer to terminate Optionee’s employment at any time] [right of the Company and/or its stockholders to terminate Optionee’s services as a director of the Company at any time].

14. Section 409A

Awards made pursuant to this Plan and Agreement are intended to be exempt from Code Section 409A and the applicable guidance promulgated thereunder. Nevertheless, the terms of this Plan and Awards made pursuant to this Plan and Agreement shall be interpreted in a manner that is consistent with Code Section 409A and the intent to be exempt from and, to the extent not exempt from, compliant with, Code Section 409A.

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15. Clawbacks

By accepting an Award, Optionee is agreeing to be bound by the Company’s Clawback Policy which may be amended from time to time by the Company in its discretion (including, without limitation, to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, (ii) federal securities laws, regulations and rules, and (iii) regulations or rules of the NYSE MKT or any other stock exchange or stock market, including NASDAQ) and is further agreeing that all of Optionee’s Awards and this Agreement may be unilaterally amended by the Company to the extent needed to comply with the Clawback Policy.

16. Interpretation

Any dispute regarding the interpretation of this Agreement shall be submitted by the Optionee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Optionee and the Company.

17. Options Subject to Plan

This Agreement is subject to the Plan as approved by the Company's stockholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

18. Successors and Assigns

The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Optionee and the Optionee’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

19. Severability

The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

20. No Impact on Other Benefits

The value of the Optionee’s Option is not part of Optionee’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

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21. Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

22. Acceptance

The Optionee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Optionee has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Optionee acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Optionee should consult a tax advisor prior to such exercise or disposition.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

SAGA COMMUNICATIONS, INC.

By: _____________________________________

Marcia K. Lobaito

Senior Vice President/Secretary

OPTIONEE

_________________________________

Name

_________________________________

Social Security Number

_________________________________

Address of Optionee

_________________________________

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